    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

United Mines, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value

(2)
Aggregate number of securities to which transaction applies: 13,739,707 shares of common stock. *  The President is not certain about the actual share count or the legitimacy of the shares issued by Glenn E. Martin and Nicole M. Breen

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED MINES, INC.
7301 East Twenty-second Street, Suite 6W
Tucson, AZ  85710
(520) 777-7130

July 20, 2012

Dear Shareholders:

On June 12, 2012, at a Special Meeting of the Board of Directors, Glenn E. Martin and Nicole M. Breen were terminated as officers of United Mines, Inc. and I was elected as the new Interim President and Interim Chief Executive Officer.  On July 5, 2012, United Mines, four (4) member of the Board of Directors, and three (3) shareholders filed an action against Glenn E. Martin, Nicole M. Breen and Ryan Breen, and GEM Management Group, LLC, in the Superior Court of the State of Arizona, Case No. CV 2012-054366.  In that action, the Plaintiffs seek damages against Mr. Martin, Mrs. Breen, and GEM Management for Federal and State Racketeering, Common Law Fraud, Breach of Fiduciary Duty, and Conversion, among other causes of action.  Plaintiffs are also seeking injunctive relief.  On July 5, 2012, the Court entered a Temporary Restraining Order enjoining the Defendants from transporting any hazardous substances in any manner that is not strictly consistent and in compliance with State and Federal Law.  The Court also enjoined the Defendants from destroying any business and/or financial records of United Mines (See, the prior 8-K filed on July 11, 2012)

On July 13, 2012, after a hearing, the Court entered a further Temporary Restraining Order, a copy of which is attached hereto as Exhibit “A”.  In that Order, among other things, the Court ordered the Defendants to provide Plaintiffs with all of the business and financial records of the United Mines no later than 5:00 p.m. on July 17, 2012.

The Plaintiffs do not believe that Defendants Glenn E. Martin, Nicole M. Breen and Ryan Breen, and GEM Management complied with the Court’s Order, and filed a Motion in Limine and Motion for Contempt on July 19, 2012.  Defendant Glenn E. Martin specifically told me on July 17, 2012, that he was not going to provide the Plaintiffs with any documents concerning the proxy solicitations in connection with the Shareholders Meeting scheduled for July 25, 2012.  A hearing had been scheduled for a Preliminary Injunction for July 19, 2012; however, that hearing was continued or moved to July 24, 2012 on a Motion filed by Defendants Glenn E. Martin, Nicole Breen, and GEM Management.

Based on the pending litigation and certain additional facts I learned during the litigation, as well as the Defendants’ non-compliance with the Court’s Order of July 13, 2012 in terms of producing all business and financial records of United Mines by July 17, 2012, I have no choice other than to postpone the Shareholders Meeting scheduled for July 25, 2012, without the approval of the Board of Directors until further notice.  Please be assured that the Shareholders Meeting will occur as soon as certain determinations are made.  You will be notified of the date and location of the next meeting.  I apologize for any inconvenience this may cause.

           Sincerely,

           /s/ Lawrence G. Dykers

           Lawrence G. Dykers
           Interim President and Chief Executive Officer
           Of United Mines, Inc.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

July 20, 2012	/s/ Lawrence G. Dykers
Lawrence G. Dykers
Interim President and Chief Executive Officers

Exhibit A